Exhibit 4.3

SUPPLEMENTAL INDENTURE

This Supplemental Indenture, dated as of January 20, 2011 (this “Supplemental Indenture”), among Elizabeth Arden, Inc. (together with its successors and assigns, the “Company”), each Guarantor under the Indenture referred to below and set forth on the signature pages hereto, and HSBC Bank USA, N.A., as trustee (the “Trustee”) under the Indenture referred to below.

W I T N E S S E T H:

WHEREAS, the Company and the Trustee have heretofore executed and delivered an Indenture, dated as of January 13, 2004 (the “Indenture”), among the Company, the Guarantors named therein and the Trustee, providing for the issuance of 7 3/4% Senior Subordinated Notes due 2014 of the Company (the “Notes”);

WHEREAS, Section 9.02 of the Indenture provides, among other things, that the Company and the Trustee may amend the Indenture or the Notes “with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes)” (the “Majority Holders”);

WHEREAS, the Company has commenced a cash tender offer to purchase any and all of the outstanding Notes;

WHEREAS, in connection with the tender offer, the Company has solicited the consents of Holders of the Notes to certain proposed amendments to the Indenture (the “Proposed Amendments”);

WHEREAS, the Majority Holders have consented to the Proposed Amendments;

WHEREAS, the execution and delivery of this Supplemental Indenture has been duly authorized and all conditions and requirements necessary to make this Supplemental Indenture a valid and binding agreement of the Company have been duly performed and complied with;

WHEREAS, pursuant to Section 9.06 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture; and

WHEREAS, the Company and the Guarantors, pursuant to the foregoing authority, propose in and by this Supplemental Indenture to amend the Indenture and have requested that the Trustee join in the execution of this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

ARTICLE I

Definitions

SECTION 1.1 Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE II

Amendments

SECTION 2.1 Effective as of the date hereof, the following amendments to the Indenture shall apply to the Notes:

(i) Reports. Section 4.03 of the Indenture, together with any reference thereto in the Indenture or the Notes, is hereby deleted in its entirety.

(ii) Taxes. Section 4.05 of the Indenture, together with any reference thereto in the Indenture or the Notes, is hereby deleted in its entirety.

(iii) Stay, Execution and Usury Laws. Section 4.06 of the Indenture, together with any reference thereto in the Indenture or the Notes, is hereby deleted in its entirety.

(iv) Restricted Payments. Section 4.07 of the Indenture, together with any reference thereto in the Indenture or the Notes, is hereby deleted in its entirety.

(v) Dividend and Other Payment Restrictions Affecting Subsidiaries. Section 4.08 of the Indenture, together with any reference thereto in the Indenture or the Notes, is hereby deleted in its entirety.

(vi) Incurrence of Indebtedness and Issuance of Preferred Stock. Section 4.09 of the Indenture, together with any reference thereto in the Indenture or the Notes, is hereby deleted in its entirety.

(vii) Asset Sales. Section 4.10 of the Indenture, together with any reference thereto in the Indenture or the Notes, is hereby deleted in its entirety.

(viii) Transactions with Affiliates. Section 4.11 of the Indenture, together with any reference thereto in the Indenture or the Notes, is hereby deleted in its entirety.

(ix) Liens. Section 4.12 of the Indenture, together with any reference thereto in the Indenture or the Notes, is hereby deleted in its entirety.

(x) Offer to Repurchase Upon Change of Control. Section 4.14 of the Indenture, together with any reference thereto in the Indenture or the Notes, is hereby deleted in its entirety.

(xi) No Senior Subordinated Debt. Section 4.15 of the Indenture, together with any reference thereto in the Indenture or the Notes, is hereby deleted in its entirety.

(xii) Payments for Consent. Section 4.16 of the Indenture, together with any reference thereto in the Indenture or the Notes, is hereby deleted in its entirety.

(xiii) Additional Note Guarantees. Section 4.17 of the Indenture, together with any reference thereto in the Indenture or the Notes, is hereby deleted in its entirety.

(xiv) Designation of Restricted and Unrestricted Subsidiaries. Section 4.18 of the Indenture, together with any reference thereto in the Indenture or the Notes, is hereby deleted in its entirety.

(xv) Merger, Consolidation, or Sale of Assets. Clauses (3) and (4), together with any reference thereto in the Indenture or the Notes, are hereby deleted from Section 5.01 of the Indenture.

(xvi) Events of Default. Clauses (3), (4), (5), (6) and (9), together with any reference thereto in the Indenture or the Notes, are hereby deleted from Section 6.01 of the Indenture.

ARTICLE III

Conditions; Effectiveness

SECTION 3.1. Conditions and Effectiveness. This Supplemental Indenture shall become effective upon execution and delivery to the Trustee. This Supplemental Indenture shall become operative upon satisfaction or waiver of the conditions set forth in the applicable solicitation of consents in accordance with the Indenture.

ARTICLE IV

Miscellaneous

SECTION 4.1 Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental indenture or the Indenture or any provision herein or therein contained.

SECTION 4.2 Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 4.3 Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

SECTION 4.4 Trustee not Responsible. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Company and the Guarantors.

SECTION 4.5 Counterparts. The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

SECTION 4.6 Headings. The headings of the Articles and the Sections in this Guarantee are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first above written.

ELIZABETH ARDEN, INC.

/s/ Marcey Becker
Marcey Becker
Vice President and Assistant Treasurer

,as a Guarantor

FD MANAGEMENT, INC.

/s/ Marcey Becker
Marcey Becker
Vice President and Assistant Treasurer

,as a Guarantor

DF ENTERPRISES, INC.

/s/ Marcey Becker
Marcey Becker
Vice President and Assistant Treasurer

,as a Guarantor

ELIZABETH ARDEN INTERNATIONAL HOLDING, INC.

/s/ Marcey Becker
Marcey Becker
Vice President and Assistant Treasurer

,as a Guarantor

RDEN MANAGEMENT, INC.

/s/ Marcey Becker
Marcey Becker
Vice President and Assistant Treasurer

,as a Guarantor

ELIZABETH ARDEN (FINANCING), INC.

/s/ Marcey Becker
Marcey Becker
Vice President and Assistant Treasurer

,as a Guarantor

ELIZABETH ARDEN TRAVEL RETAIL, INC.

/s/ Marcey Becker
Marcey Becker
Vice President and Assistant Treasurer

HSBC BANK USA, N.A., as Trustee

/s/ Ignazio Tamburello
Ignazio Tamburello
Vice President